Exhibit 10.8   Consulting Agreement


                       CONSULTING AGREEMENT

     THIS AGREEMENT (the "agreement") is entered into as of March
10, 2000 by and between Floridino's International Holdings Inc.,
(the "Company") and The Ephraim Group (the "Consultant").

     WHEREAS, the parties had previously entered into a Consulting Agreement in June 1999 for the purpose of the Company engaging the Consultant to provide various consulting work relating to the organizing, structuring and marketing the Company;

     WHEREAS, the parties have agreed to modify and amend the terms of their Agreement and that the previous Consulting Agreement be hereby canceled and terminated with the understanding that the terms and provisions contained in the instant Consulting Agreement shall exclusively govern their relationship;

     NOW THEREFORE, in consideration of the recitals, promises and conditions in this Agreement, the Company and the Consultant agree as follows:

1.   Consulting Services
     Company hereby retains Consultant, commencing on May 1, 1999, to render advice and consulting on behalf of the Company's division, known as Floridino's Specialties Inc., as follows:
               a. To organize, structure and oversee the daily operations of the sales, marketing and manufacturing of the Floridino's Specialties division, which operates from the plant located at 8141 State Road 33 North, in Lakeland, Florida which includes managing the production process to maximize existing capacity, improve operating efficiencies and enhance equipment utilization;
               b. To expand the operations and further the marketing of the Floridino's Specialties division and to expand the marketing and sales of the products within that division;
               c.   To implement all appropriate quality
assurance measure and ensure product consistency and quality;
               d. To oversee the hiring of key manufacturing personnel and develop an appropriate organizational structure for Floridino's Specialties.

2.   Term
     The term of this consulting Agreement shall be for a period of five (5) years and shall not be terminable by either party only for failure of Consultant to perform its obligations as set forth in the proposal letter of the Consultant any time upon notice.

3.   Compensation of Consultant
     The Company shall compensate the Consultant in relation to the work performed by providing the Consultant or its nominees with One Hundred Thousand (100,000) shares of restricted common stock in the Company for the first year of the Agreement subject to a three year lock up. Upon the attainment and performance of the Floridino's Specialties division of net income of at least $500,000.00 in each year of this agreement, the Company shall for each year, commencing during the second year of this Agreement, compensate the Consultant in relation to the work performed by providing the Consultant or its nominees with One Hundred Thousand (100,000) warrants each of which will entitle the Consultant to purchase one share of restricted common stock in the Company as follows:

               a. During the second year of the agreement, at a price of $2.00 per share less than the five day average trading price as quoted on the Over the Counter Market on the date Consultant wishes to exercise its option
               b. During the third year of the agreement, at a price of $3.00 per share less than the five day average trading price as quoted on the Over the Counter Market on the date Consultant wishes to exercise its option
               c. During the fourth and fifth year, at a price of $4.00 per share less than the five day average trading price as quoted on the Over the Counter Market on the date Consultant wishes to exercise its option

     In the event a majority of the Company's shares are acquired by another entity or taken over, the Consultant may accelerate its entitlement to the warrants remaining under this Agreement up
to Five Hundred Thousand (500,000) warrants.   In addition, the
Consultant will receive $.05 for each item, except pazzo rolls which are to be determined by the dozen, produced by the Company commencing on May 1, 1999. Consultant will not be entitled to exercise any option or warrants under this Agreement during any year which Floridino's Specialties fails to reach net income $500,000.00. Any options or warrants not exercised during any given year shall not be accrued, transferred or become exercisable during any subsequent year.


4.   Relationship of Parties
     For the purposes of the internal revenue code, this Agreement shall not constitute an employer-employee relationship. It is the intention of each party that Consultant shall be an independent contractor and not an employee of the Company. Consultant shall not have the authority to act as the agent of the Company except when such authority is specifically delegated to Consultant by the Company. Subject to the express provisions herein, the manner and means utilized by Consultant are at the discretion of the Consultant. All compensation paid to Consultant hereunder shall constitute earnings to Consultant from self-employment income.

5.   Confidentiality
     As a condition to the Consultant furnishing information and advice under this Agreement, the Company agrees to treat with the strictest confidence all such information ("Confidential Information") which is furnished to the Company, its directors, officers, employees, attorneys, accountants, advisors, agents and/or other representatives (collectively, "Representatives") by or on behalf of the Consultant or any companies or individuals related to the Consultant. As used herein, the term "Confidential Information" shall also include all analysis, compilations, studies or other materials containing or generated from, in whole or in part, information furnished to the Company by or on behalf of the Undersigned, except that information which is public knowledge. The Confidential Information will be kept confidential and will not, except as hereinafter provided or as required by applicable law, be disclosed by the Company or its Representatives to any person without our prior written consent and will not be used by the Company or its Representatives other
than for the purpose of evaluating the Transaction.   The Company
shall not disclose to any person or organization (other than those authorized hereunder) (a) the fact that the Confidential Information has been made available to the Company, (b) the fact that discussions or negotiations are taking place, or (c) any of the terms or facts with respect to the possible Transaction, including the status thereof. In the event that the Company decides not to proceed with the proposed transaction or upon our request, it will promptly deliver to the Consultant all of the Confidential Information, including all copies, reproductions, summaries, analyses or extracts thereof or based thereon, in the possession or control of the Company or any of its Representatives. Notwithstanding the return of any Confidential Information, the Company will continue to be bound by its obligation of confidentiality and other obligations hereunder.
In addition, the Company agrees that neither it nor its organization(s) nor its Representatives will enter into any agreement or other arrangement with any third party introduced to it by the undersigned or conduct any discussions with such party without our prior written consent, for a period of two years from the date of this agreement.

6.   Notices
     Any notice, request, demand or other communication required or permitted hereunder shall be deemed to be property given when personally served in writing or when deposited in the United States mail, postage prepaid, addressed to the other party at the address appearing at the end of this Agreement. Either party may change its address by written notice made in accordance with this section.

7.   Benefit of Agreement
     This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, administrator, executors, successors, subsidiaries and affiliates.

8.   Counterparts
     This Agreement may be executed in any number of counterparts, including counterparts transmitted by telecopier or FAX, any one of which shall constitute an original of this Agreement. When counterparts of facsimile copies have been executed by all parties, they shall have the same effect as if the signature to each counterpart or copy where upon the document and copies of such signature may be transferred to a single document upon the request of any party.

9.   Assignment
     This Agreement may not be assigned by the Consultant in any manner whatsoever.

10.  Sundry Provisions
          (a) The parties agree that this transaction and agreement shall be governed by the federal laws of the United States and, where no conflict exists, under the laws of the State of New York. The parties submit to the jurisdiction of New York for the settlement and adjudication of any and all disputes.

     (b) The descriptive headings of the several Articles and sections of this Agreement are inserted for convenience only and shall not control or affect in any way or to any extent the meaning, construction or interpretation of this Agreement or of any of the provisions hereof.

     (c) In the event there is any conflict between the terms of the instant Agreement and the attached Exhibit, the terms of the instant Agreement shall control and supercede.

     11.  Entire Agreement; Modifications
     This Agreement constitutes the entire agreement between the Company and the Consultant. No promises, guarantees, inducements or agreements, oral or written, expressed or implied, have been made other than as contained in this Agreement. This Agreement can only be modified or changed in writing signed by both parties.

     IN WITNESS WHEREOF, the parties hereto have hereby executed this Agreement the day and year first above written.


THE EPHRAIM GROUP                  FLORIDINO'S INTERNATIONAL
                                   HOLDINGS INC.


________________________           ________________________
By:                                By: